Registration No. 333-162297

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PACIFIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

91-1815009

(IRS Employer Identification Number)

1101 S. Boone Street
Aberdeen, Washington  98520-5244
(360) 533-8870

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Dennis A. Long
Chief Executive Officer
Pacific Financial Corporation
1101 S. Boone Street
Aberdeen, Washington  98520-5244
Telephone (360) 533-8870

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Mary Ann Frantz
David G. Post
Miller Nash LLP
111 S.W. Fifth Avenue, Suite 3400
Portland, Oregon  97204
(503) 224-5858

Approximate date of commencement of proposed sale to the public:  Not applicable.  This Post-Effective Amendment No. 2 removes from registration those securities remaining unsold as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] _______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] _______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in rule 12b-2 of the Exchange Act.

Large accelerated filer 0          Accelerated filer 0          Non-accelerated filer 0          Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-1, as amended (File No. 333-162297), of Pacific Financial Corporation (the "Company"), which was originally declared effective by the Securities and Exchange Commission (the "SEC") on November 10, 2009.  None of the securities covered by the Registration Statement have been sold by the Registrant or the selling shareholder named therein.  In accordance with the Company's undertaking in Item 17 of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered which remained unsold at the termination of the offering, the Company hereby removes from registration all securities previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, State of Washington, on March 24, 2011.

PACIFIC FINANCIAL CORPORATION
By:	/s/ Denise Portmann
`Denise Portmann Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated as of March 24, 2011.

Signature	Title

Principal Executive Officer and Director: *DENNIS A. LONG	President, Chief Executive Officer, and Director

Principal Financial and Accounting Officer:
/s/ Denise Portmann	Chief Financial Officer
Denise Portmann

A majority of the Board of Directors:

*GARY C. FORCUM	Director (Chairman of the Board)
*G. DENNIS ARCHER	Director
*JOHN R. FERLIN	Director
*EDWIN KETEL	Director
*RANDY W. ROGNLIN	Director
*RANDY RUST	Director
*DOUGLAS M. SCHERMER	Director

*By:	/s/ Denise Portmann
Denise Portmann, as attorney-in-fact